Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Second Quarter 2017 Results

Second Quarter 2017 Highlights:

-Total Comparable Sales Down 8.3%
- Sports-related categories primary drivers of decline

- GAAP loss per share of $6.73
- Records impairment charges of $168.1 million

-Company Launches Sales Driving Initiatives to Improve Competitiveness
- New pricing strategy
- SPARK™ Auto-Delivery subscriptions

- Supply Chain and Manufacturing Restructuring to Further Reduce Costs
- Rationalization of supply chain network - to close New Jersey distribution center in addition to continued restructuring at Nutri-Force

SECAUCUS, N.J., August 9, 2017 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer and manufacturer of nutritional products, today announced preliminary results for the three months ended July 1, 2017. Total net sales in the second quarter were $304.8 million compared to $332.7 million in the same period of the prior year. Reported basic and fully diluted loss per share in second quarter 2017 was $6.73, compared to fully diluted earnings per share of $0.44 in second quarter 2016. Results in second quarter 2017 include the following pre-tax expenses; $168.1 million for impairments and $13.7 million charge associated with the Nutri-Force turnaround, while second quarter 2016 results include approximately $3.4 million of costs related to strategic initiatives. Excluding these items in both periods, adjusted EPS was $0.23 and $0.55, in second quarter 2017 and second quarter 2016, respectively. Second quarter 2017 was also negatively impacted by $1.2 million from discrete tax charges related to changes in accounting for stock compensation and other permanent tax differences. (Refer to Table 4 at the end of this press release.)
Commenting on the quarter’s results, Colin Watts, Chief Executive Officer of the Vitamin Shoppe stated, “The results during the quarter were disappointing and the challenges are clear. The market environment evolved more quickly than we anticipated particularly in the Sports categories. We have taken decisive actions to improve our performance directly focused on customer acquisition, price/value and customer retention with programs rolled out across the chain. Additionally, we continue to make progress on our reinvention initiatives and further cost restructuring programs that will help improve results well into 2018.”

Second Quarter 2017 Results
Total sales of $304.8 million in the quarter were 8.4% lower than the same period of the prior year. Total comparable sales were down 8.3% in the quarter reflecting a 7.6% decline in retail store comparable sales and a 20.2% decrease in vitaminshoppe.com comparable sales. The decrease in comparable sales was partially impacted by a sales promotion last year that was not repeated, as well as ongoing challenges with the sports customer. The Company opened three stores in the quarter, and transformed seven into the new brand defining store [BDS] format. Manufacturing sales to Vitamin Shoppe increased 63.6%, while third party sales decreased 27.8% from the same period of the prior year as the Company continues to right-size this business.
Cost of goods sold, which includes product, distribution, manufacturing and store occupancy costs, decreased $6.7 million, or 3.0%, to $218.2 million for the three months ended July 1, 2017, compared with $224.9 million for the three months ended June 25, 2016. During the quarter, the Company reported a $10.7 million restructuring expense for Nutri-Force related to inventory obsolescence and equipment impairment charges.
Gross profit of $86.6 million was 19.7% lower than $107.8 million in second quarter 2016. Reported gross profit as a percentage of net sales was 28.4% in second quarter 2017, compared to 32.4% in the same period of 2016. Excluding the inventory charge mentioned above, gross profit was $97.3 million in the quarter and the adjusted gross profit as a percentage of sales was 31.9%. The second quarter 2017 year over year decrease was primarily due to deleverage in occupancy and supply chain from lower sales. This was partially offset by improvements in margin from favorable category and private brands mix shifts and lower costs through new vendor partnerships.
Reported selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $86.8 million for the quarter ended July 1, 2017, compared with $87.1 million for the quarter ended June 25, 2016. SG&A in second quarter 2017 included $3.0 million in turnaround expenses for Nutri-Force. SG&A in second quarter 2016 included $3.4 million related to strategic initiatives. Excluding these items for both periods, SG&A as a percent of revenue was 27.5% in second quarter 2017 and 25.2% in second quarter 2016. (For further information on adjustments see Table 4 at the end of this release.) The increase in the SG&A rate in second quarter 2017 was primarily driven by deleverage due to lower sales.
During the second quarter, impairment indicators were identified, including a significant decline in both the quarter’s performance and the Company’s market capitalization. An interim test on the valuation of intangible assets was performed, including revised expectations on future performance which resulted in a goodwill impairment charge of $164.3 million for the retail reporting unit. In addition, a $3.8 million impairment charge for the fixed asset balances for 24 retail store locations was recorded.
Reported operating loss in second quarter 2017 of $168.3 million compared to operating income of $20.7 million in the same period of the prior year. Adjusted for the items noted in the preceding paragraphs, income from operations as a percentage of sales was 4.4% in second quarter 2017 and 7.2% in second quarter 2016. (See Table 4.)
The overall effective income tax rate for the quarter was impacted by partial non-deductibility of the goodwill impairment charge and other permanent tax differences. Of the $164.3 million goodwill impairment charge, $130.9 million was not deductible for tax purposes. Additionally, during the second quarter, $1.2 million of discrete tax charges were recorded in income tax expense. These adjustments relate primarily to the effect of the new accounting guidance. The Company adopted in fiscal 2017, ASU 2016-09, Compensation-Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment Accounting, requiring excess tax benefits and deficiencies from stock-based compensation to be recorded in tax expense in the period in which they occur.

Reported net loss was $156.4 million for second quarter 2017 compared to net income of $10.4 million in the same period of the prior year. Reported loss per share was $6.73 in second quarter 2017, compared to earnings per share of $0.44 in second quarter 2016. Earnings per share, on an adjusted basis (for the items described in Table 4), was $0.23 and $0.55 for the second quarters of 2017 and 2016, respectively.
Balance Sheet and Cash Flow
Cash and equivalents at July 1, 2017 were $2.0 million. At quarter end, the Company had $3.0 million borrowed on its revolving line of credit and a convertible notes liability of $123.6 million.
Capital expenditures were $18.2 million in the quarter. Funds were primarily expended on the new distribution center, new and remodeled stores, supply chain, digital and other IT investments.
Additional Information
The Company plans to close the North Bergen, New Jersey distribution center prior to, or by, the August 31, 2018 lease expiration. Distribution operations will be transitioned to the Company’s other distribution centers and will be substantially completed by the end of fiscal year 2017. Costs related to this closure such as severance, inventory-related costs and other charges are estimated to be approximately $4.0 million. As a result of this closure the Company anticipates annualized savings between $4.0 million to $5.0 million upon lease expiration.
2017 Outlook
Given the unprecedented level of volatility in the market and the potential increase in variability of the Company’s results due to the number of initiatives being launched in the back half of the year, the Company has reset its 2017 outlook and is modifying its approach to guidance. The Company is providing guidance around the key levers that drive the business instead of providing specific EPS guidance.

•	The Company expects full year comparable sales decline rate of negative mid-single digits.

•
Reported full year gross margin rate of 30.2% to 30.7%. This includes charges associated with the Nutri-Force restructuring and North Bergen closure this year. Excluding these charges, full year gross margins of 31.3% to 31.8% (Refer to Table 5 at the end of this press release.).

•
Full year SG&A expense of $342 million to $347 million including charges associated with the Nutri-Force restructuring. Excluding these charges, full year SG&A expense of $335 million to $340 million (Refer to Table 5 at the end of this press release.).

•	Full year capital expenditures of $45 million, including build out of distribution center in Arizona, IT investments, approximately 15 new stores and 10-15 brand defining store transformations.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s and each business segment’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Tables 4 and 5.
Webcast
Management will host a conference call to discuss the second quarter 2017 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on August 9, 2017 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 2717553. The telephonic replay will be available until 11:59 p.m. ET on August 16, 2017.The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 900 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, Next Step® and Betancourt Nutrition® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements under the caption "2017 Outlook", statements regarding future financial results and performance, share repurchases, future business prospects, revenue, new stores, product offerings, store growth, working capital, liquidity, capital expenditures, capital needs and interest costs, industry based factors, including the level of competition in the vitamin, mineral and supplement industry, continued demand from the primary markets the Company serves, consumer perception of the Company’s products, the availability of raw materials as well as economic conditions generally and factors more specific to the Company such as compliance with manufacturing regulations, certifications and practices and restrictions imposed by the Company’s revolving credit facility, including financial covenants and limitations on the Company’s ability to incur additional indebtedness and the Company’s future capital requirements, and other risks, uncertainties and factors set forth under Item 1A., entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Company’s other reports and documents filed with the SEC. These forward-looking statements can be identified by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words.  These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others the strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw material and other specific factors discussed herein and in other Company SEC filings (including reports on Forms 10-K and 10-Q filed with the SEC).  The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Net sales	$304,837	$332,717	$621,738	$669,491
Cost of goods sold	218,222	224,893	436,309	445,420
Gross profit	86,615	107,824	185,429	224,071
Selling, general and administrative expenses	86,779	87,100	169,984	175,867
Goodwill and store fixed-asset impairment charges	168,090	—	168,090	218
Income (loss) from operations	(168,254)	20,724	(152,645)	47,986
Interest expense, net	2,374	2,352	4,786	4,614
Income (loss) before provision (benefit) for income taxes	(170,628)	18,372	(157,431)	43,372
Provision (benefit) for income taxes	(14,209)	7,939	(9,008)	18,157
Net income (loss)	$(156,419)	$10,433	$(148,423)	$25,215

Weighted average common shares outstanding
Basic	23,231,453	23,763,934	23,029,849	24,283,135
Diluted	23,231,453	23,938,978	23,029,849	24,474,018
Net income (loss) per common share
Basic	$(6.73)	$0.44	$(6.44)	$1.04
Diluted	$(6.73)	$0.44	$(6.44)	$1.03

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SEGMENT DATA, KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Net sales:
Retail	$296,419	$321,063	$602,191	$644,927
Manufacturing	23,349	20,778	45,014	41,338
Segment net sales	319,768	341,841	647,205	686,265
Elimination of intersegment revenues	(14,931)	(9,124)	(25,467)	(16,774)
Net sales	$304,837	$332,717	$621,738	$669,491

Income (loss) from operations:
Retail	$24,402	$37,356	$58,427	$82,107
Manufacturing	(15,881)	(1,822)	(19,113)	(2,084)
Corporate costs	(176,775)	(14,810)	(191,959)	(32,037)
Income (loss) from operations	$(168,254)	$20,724	$(152,645)	$47,986

Increase (decrease) in total comparable net sales	(8.3)%	1.6%	(7.3)%	(0.2)%
Increase (decrease) in comparable store net sales	(7.6)%	0.8%	(6.7)%	(0.9)%
Increase (decrease) in VS.com comparable net sales	(20.2)%	15.2%	(14.6)%	8.3%

Gross profit as a percent of net sales	28.4%	32.4%	29.8%	33.5%
Income (loss) from operations as a percent of net sales	(55.2)%	6.2%	(24.6)%	7.2%

Capital Expenditures	$18,240	$9,324	$28,378	$21,005
Depreciation and Amortization	$8,011	$9,377	$15,839	$19,440

Store Data:
Stores open at beginning of period	780	766	775	758
Stores opened	3	9	9	18
Stores closed	—	(4)	(1)	(5)
Stores open at end of period	783	771	783	771

Total retail square footage at end of period (in thousands)	2,731	2,701	2,731	2,701

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,003	$2,833
Accounts receivable, net of allowance of $2,356 and $1,061 in 2017 and 2016, respectively	2,958	7,367
Inventories	233,315	241,736
Prepaid expenses and other current assets	36,603	33,717
Total current assets	274,879	285,653
Property and equipment, net of accumulated depreciation and amortization of $327,031 and $305,777 in 2017 and 2016, respectively	151,509	139,132
Goodwill	46,308	210,633
Other intangibles, net	79,104	79,489
Other long-term assets	30,691	19,277
Total assets	$582,491	$734,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$3,000	$11,000
Accounts payable	54,216	65,606
Accrued expenses and other current liabilities	63,992	57,499
Total current liabilities	121,208	134,105
Convertible notes, net	123,622	120,874
Deferred rent	39,902	37,489
Other long-term liabilities	2,240	1,720

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at July 1, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,013,113 shares issued and 23,821,837 shares outstanding at July 1, 2017, and 23,585,240 shares issued and 23,424,055 shares outstanding at December 31, 2016	240	236
Additional paid-in capital	85,213	80,727
Treasury stock, at cost; 191,276 shares at July 1, 2017 and 161,185 shares at December 31, 2016	(6,974)	(6,430)
Retained earnings	217,040	365,463
Total stockholders’ equity	295,519	439,996
Total liabilities and stockholders' equity	$582,491	$734,184

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill and Store Fixed-Asset Impairment	Operating	Net	Diluted
	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS
Three months ended July 1, 2017:
As Reported	$86.6	$86.8	$168.1	$(168.3)	$(156.4)	$(6.73)
Goodwill impairment (1)	—	—	(164.3)	164.3	151.3	6.51
Nutri-Force turnaround costs (2)	10.7	(3.0)	—	13.7	8.2	0.36
Store impairment charges (3)	—	—	(3.8)	3.8	2.3	0.10
As Adjusted	$97.3	$83.8	$—	$13.5	$5.4	$0.23

Three months ended June 25, 2016:
As Reported	$107.8	$87.1	$—	$20.7	$10.4	$0.44
Canada stores closing costs (4)	—	(1.9)	—	1.9	1.9	0.08
Cost reduction project (5)	—	(1.5)	—	1.5	0.9	0.04
As Adjusted	$107.8	$83.7	$—	$24.1	$13.2	$0.55

Six months ended July 1, 2017:
As Reported	$185.4	$170.0	$168.1	$(152.6)	$(148.4)	$(6.44)
Goodwill impairment (1)	—	—	(164.3)	164.3	151.3	6.57
Nutri-Force turnaround costs (2)	10.7	(3.6)	—	14.3	8.7	0.38
Store impairment charges (3)	—	—	(3.8)	3.8	2.3	0.10
As Adjusted	$196.1	$166.4	$—	$29.8	$13.8	$0.60

Six months ended June 25, 2016:
As Reported	$224.1	$175.9	$0.2	$48.0	$25.2	$1.03
Canada stores closing costs (4)	(0.2)	(3.0)	—	2.8	2.8	0.11
Cost reduction project (5)	—	(1.5)	—	1.5	0.9	0.04
Super Supplements conversion costs (6)	(0.2)	(1.3)	—	1.0	0.6	0.03
Reinvention strategy costs (7)	—	(0.5)	—	0.5	0.3	0.01
As Adjusted	$223.7	$169.6	$0.2	$53.9	$29.9	$1.22

(1) Impairment charge on the goodwill of the retail segment.
(2) The costs represent restructuring costs related to the turnaround of Nutri-Force.
(3) Impairment charges on the fixed assets of retail locations still in use in the Company's operations.
(4) Costs primarily include lease termination charges.
(5) Outside consulting costs relating to a project to identify and implement cost reduction opportunities.
(6) Costs primarily related to the closure of the Seattle distribution center.
(7) The costs represent outside consultants fees in connection with the Company's "reinvention strategy".

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED 2017 GUIDANCE
(Unaudited)

Dollars in millions
Figures may not sum due to rounding
Fiscal Year Ending December 30, 2017 (Projected)

Gross Margin Rate - GAAP basis	30.2% to 30.7%
Nutri-Force turnaround costs	0.9%
Closing of North Bergen facility	0.3%
Gross Margin Rate - Adjusted basis	31.3% to 31.8%

SG&A - GAAP basis	$342 to $347
Nutri-Force turnaround costs	(7)
SG&A - Adjusted basis	$335 to $340